CAWLEY, GILLESPIE & ASSOCIATES, INC.
PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100         306 WEST SEVENTH STREET, SUITE 302             1000 LOUISIANA STREET, SUITE 625
AUSTIN, TEXAS 78729-1707             FORT WORTH, TEXAS 76102-4987             HOUSTON, TEXAS 77002-5008
512-249-7000                     817- 336-2461                     713-651-9944
www.cgaus.com

Exhibit 23.3

CONSENT OF CAWLEY, GILLESPIE & ASSOCIATES, INC.

As independent petroleum engineers, CAWLEY, GILLESPIE & ASSOCIATES, INC., we hereby consent to the inclusion or incorporation by reference in the Registration Statements on Form S-3 (No. 333-204937, 333-204315, 333-201396 and 333-193206), the Registration Statements on Form S-8 (No. 333-205449, 333-181526 and No. 333-149190) and the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 of Breitburn Energy Partners LP (“Annual Report”) of information from our firm’s reserves report dated January 20, 2016 entitled Evaluation Breitburn Management Company, LLC Interests Total Proved Reserves Postle Area As of December 31, 2015, and all references to our firm included in or made part of the Annual Report.

/s/ Cawley, Gillespie & Associates, Inc.
Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693
February 26, 2016